Exhibit 10.33

AVERION INTERNATIONAL CORP.

PLACEMENT AGENCY AGREEMENT

Commonwealth Associates, L.P.
830 Third Avenue
New York, New York 10022

October 17, 2006

Gentlemen:

This Placement Agency Agreement (this “Agreement”) confirms the retention by Averion International Corp., a Delaware corporation (the “Company”), of Commonwealth Associates, L.P., a New York limited partnership (“Commonwealth”), to act as the placement agent, on a best efforts basis, in connection with a private placement for the Company, on the terms set forth below. Commonwealth may engage one or more co-placement agents acceptable to the Company (each, a “Co-Placement Agent” and together with Commonwealth, the “Placement Agents”).

The Company proposes to offer for sale solely to “accredited investors,” in a private placement (the “Placement”), shares of its common stock (the “Shares”) at a purchase price (the “Purchase Price”) to be negotiated by the Company and the investors in the Placement based on [a discount to] the average trading price at the time of the initial closing of the Placement (the “Initial Closing”). A minimum of $5,000,000 (the “Minimum Offering”) and a maximum of $10,000,000 (the “Maximum Offering”) of Shares will be sold in the Placement.  The Maximum Offering may be increased by $5,000,000 by mutual agreement of the Company and Commonwealth to cover over-subscriptions.

The Shares will be offered pursuant to a Confidential Private Placement Memorandum prepared by the Company with the cooperation of Commonwealth in form and substance reasonably satisfactory to Commonwealth and its counsel (together with the exhibits thereto, the “Memorandum”) on those terms and conditions mutually acceptable to Commonwealth, the Company and the investors. The Shares are being offered in accordance with Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”) and Regulation D promulgated thereunder. The Minimum Offering will be made on a “best efforts – all or none” basis and the balance of the Placement will be offered on a best efforts basis.

The Memorandum, as it may be amended or supplemented from time to time, and the form of proposed subscription agreement between the Company and each subscriber for the Placement (the “Subscription Agreement”), together with the SEC Documents (as defined in Section 2(c) hereof), and all exhibits that are part of the Memorandum and/or Subscription Agreement are collectively referred to herein as the “Offering Documents.” The Company will prepare and deliver to the Placement Agents a reasonable number of copies of the Offering Documents. The Offering Documents, together with (i) this Agreement, (ii) the Fund Escrow Agreement (as defined in Section 4(b)(ix) hereof), (iii) the Agent’s Warrants (as defined in

Section 4(d)(i) hereof), and (iv) exhibits, schedules and appendices hereto and thereto are collectively referred to herein as the “Transaction Documents.”

Each prospective investor subscribing to purchase Shares in the Placement (each a “Subscriber”) will be required to deliver, among other things, the Subscription Agreement and a confidential purchaser questionnaire in the form to be provided to prospective investors.  Capitalized terms used herein, unless otherwise defined or unless the context otherwise indicates, shall have the same meanings provided in the Offering Documents.

1.             Appointment of Commonwealth.

(a)           Commonwealth is hereby appointed exclusive placement agent of the Company (subject to Commonwealth’s right to have additional Placement Agents and selected dealers (“Selected Dealers”) which are registered broker-dealers in good standing with the National Association of Securities Dealers (“NASD”) participate in the Placement) for the purposes of assisting the Company in finding qualified Subscribers for the Placement. The offering period (the “Offering Period”) shall continue until the earlier to occur of: (i) the sale of the Maximum Offering; (ii) 60 days following delivery to Commonwealth of the Offering Documents; or (iii) December 31, 2006, which date may be extended at Commonwealth’s option for up to 30 days provided the Minimum Offering has been completed by December 31, 2006. The day that the Offering Period terminates is hereinafter referred to as the “Termination Date.”

(b)           Subject to the performance by the Company of all of its obligations to be performed under this Agreement and to the completeness and accuracy of all representations and warranties of the Company contained in this Agreement, in each case, in all material respects, Commonwealth hereby accepts such agency and agrees to use its best efforts to assist the Company in finding qualified Subscribers for the Placement.  Except for the foregoing, it is understood that the Placement Agents have no commitment to sell the Shares.

(c)           Subject to Section 5(c) Commonwealth’s agency hereunder is not terminable by the Company prior to the Termination Date.

(d)           Subscriptions for Shares shall be evidenced by the execution by Subscribers of the Subscription Agreement.  No Subscription Agreement shall be effective unless and until it is accepted by the Company. The Placement Agents shall not have any obligation to independently verify the accuracy or completeness of any information contained in any Subscription Agreement or the authenticity, sufficiency, or validity of any check delivered by any prospective investor in payment for Shares.

(e)           The Placement Agents and/or their respective affiliates may be investors in the Placement, any of such investments to be made on the same basis as all other investors in the Offering.

2.             Representations and Warranties of the Company.  The Company represents and warrants to the Placement Agents and each Selected Dealer, if any, as follows, except as set forth in the Memorandum, the SEC Documents (as defined herein) or the disclosure schedules attached hereto:

(a)           Securities Law Compliance.  The offer, offer for sale, and sale of the Shares have not been registered under the 1933 Act. The Shares are to be offered, offered for sale and sold in reliance upon the exemptions from the registration requirements of Section 5 of the 1933 Act.  The Company will use its best efforts to conduct the Placement in compliance with the requirements of Regulation D of the General Rules and Regulations under the 1933 Act, and the Company will file all appropriate notices of offering with the United States Securities and Exchange Commission (the “SEC”).  The Company has prepared the Offering Documents.  The Offering Documents will not, as of the date of the Memorandum (including the date of any supplement or amendment thereto) or as of any Closing Date, or as of any Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, however, that no representation is made with respect to information contained in the Memorandum which relates solely to the Placement Agents and is provided in writing by the Placement Agents to the Company specifically for inclusion in the Offering Documents.  If at any time prior to the completion of the Placement or other termination of this Agreement any event shall occur as a result of which it might become necessary to amend or supplement the Offering Documents so that they do not include any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, the Company will promptly notify the Placement Agents and will supply the Placement Agents with amendments or supplements correcting such statement or omission.  The Company will also provide to the Placement Agents for delivery to all offerees and purchasers and their representatives, if any, any information, documents and instruments which the Placement Agents reasonably deem necessary to comply with applicable state and federal law.

(b)           Organization.  The Company is duly organized and validly existing in good standing under the laws of the jurisdiction in which it was organized, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any event or change in circumstance, whether or not directly or indirectly caused by management or arising independently of management’s control, that has or is reasonably expected to have in the future, a material adverse effect on the business, properties, assets, operations, results of operations, or financial condition of the Company or on the transactions contemplated hereby, or on the other Transaction Documents or the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.  Other than as set forth in Schedule 2(d), the Company does not have any operating subsidiaries and all of the non-operating subsidiaries are wholly-owned by the Company.

(c)           Capitalization.  The authorized, issued and outstanding capital stock of the Company prior to the consummation of the transactions contemplated hereby is set forth in Schedule 2(c).  All of such outstanding shares have been and are, and any shares issuable pursuant to outstanding derivative securities have been duly authorized and upon issuance will be, validly issued, fully paid and non-assessable. Except as disclosed in Schedule 2(c), (i) or the

Transaction Documents, no shares of the Company’s capital stock are subject to preemptive rights under the laws of the jurisdiction under which the Company is organized or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities issued by the Company; (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company; (iv) there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the 1933 Act; (v) there are no outstanding securities of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (vi) there are no securities or instruments containing anti-dilution, preemptive rights or similar provisions that will be triggered by the issuance of the Shares or the Agent’s Warrants as described in the Transaction Documents that shall not have been waived prior to the Initial Closing; and (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.  To the knowledge of the Company, prior sales of securities of the Company were either registered under the 1933 Act and applicable state securities laws or exempt from such registration, and, to the knowledge of the Company, no security holder has any rescission rights with respect thereto.

(d)           Subsidiaries and Investments.  Other than as set forth in Schedule 2(d), the Company has no subsidiaries, and the Company does not own, directly or indirectly, any capital stock or other equity ownership or proprietary interests in any other corporation, association, trust, partnership, joint venture or other entity.

(e)           SEC Documents; Financial Statements.  Since January 1, 2003, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  The Company has made available to the Subscriber or its representatives copies of the SEC Documents.  Except as set forth on Schedule 2(e), as of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Except as set forth on Schedule 2(e), as of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Except as set forth on Schedule 2(e), such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that will not be material).

(f)            Absence of Changes.  Since the date of the financial statements included in the Company’s Current Report on Form 8-K filed with the SEC on October      , 2006 (the “Financial Statements”), except with respect to matters of which the Company has notified the Placement Agents in writing and other than as set forth in Schedule 2(f), the Company has not (i) incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities incurred in the usual and ordinary course of business and consistent with past practices, having individually or in the aggregate a Material Adverse Effect, (ii) made or suffered any changes in its contingent obligations by way of guaranty, endorsement (other than the endorsement of checks for deposit in the usual and ordinary course of business), indemnity, warranty or otherwise, having individually or in the aggregate a Material Adverse Effect, (iii) discharged or satisfied any material liens or paid any material obligation or material liability other than current liabilities shown in the Financial Statements, and current liabilities incurred since the date of the Financial Statements, in each case in the usual and ordinary course of business and consistent with past practices, (iv) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, (v) sold, transferred or leased any of its material assets except in the usual and ordinary course of business and consistent with past practices, (vi) cancelled or compromised any material debt or material claim, or waived or released any right, of material value, (vii) suffered any physical damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties, business or prospects of the Company, (viii) entered into any transaction other than in the usual and ordinary course of business except for this Agency Agreement, the other Transaction Documents and the related agreements referred to herein and therein, (ix) encountered any labor difficulties, or (x) made or granted any material wage or salary increase or entered into any employment agreement, (xi) issued or sold any shares of capital stock or other securities or granted any options with respect thereto, or modified any equity security of the Company, (xii) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding equity securities, (xiii) suffered or experienced any change in, or condition affecting, its condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business and consistent with past practices, having (either by itself or in conjunction with all such other changes, events and conditions) a Material Adverse Effect, (xiv) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, or (xv) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

(g)           Title.  Except as set forth in or contemplated by Schedule 2(g), the Company has good and marketable title to all properties and assets owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are not significant or important in relation to the Company’s business; all of the material leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee are in full force and effect, and the Company is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no material claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease. The Company owns or leases all such properties as are currently necessary to its operations as described in the Offering Documents.

(h)           Proprietary Rights.  Except as set forth on Schedule 2(h), the Company owns, or is duly licensed to use or possess, or possesses enforceable rights to use all patents, patent applications, trademarks, service marks, copyrights, trade secrets, processes, formulations, technology or know-how necessary to the conduct of its business (the “Proprietary Rights”).  Except as set forth on Schedule 2(h), the Company has not received any notice of any claims, nor does it have any knowledge of any threatened claims, and knows of no facts which would form the basis of any claim, asserted by any person to the effect that the sale or use of any product or process now used or offered by the Company or proposed to be used or offered by the Company infringes on any patents or infringes upon the use of any such Proprietary Rights of another person and, to the best of the Company’s knowledge, no others have infringed the Company’s Proprietary Rights.

(i)            Litigation.  Except as set forth in or contemplated by Schedule 2(i), there is no material action, suit, investigation, customer complaint, claim or proceeding at law or in equity by or before any arbitrator, court, governmental instrumentality or agency, self-regulatory organization or body or public board now pending or, to the knowledge of the Company, threatened against the Company of any of the Company’s officers or directors in their capacities as such (or basis therefor known to the Company), the adverse outcome of which would have a Material Adverse Effect.  Except as set forth on Schedule 2(i), the Company is not subject to any judgment, order, writ, injunction or decree of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign that has a Material Adverse Effect.

(j)            Non-Defaults; Non-Contravention.  Assuming that all consents, approvals, authorizations and other actions contemplated by this Agreement have been obtained and all filings and notifications contemplated by this Agreement have been made, except as set forth in or contemplated by Schedule 2(j), the Company is not in violation of or default under, nor will the execution and delivery of this Agreement or any of the Transaction Documents or consummation of the transactions contemplated herein or therein result in a violation of or constitute a default in the performance or observance of any obligation under: (i) its Certificate of Incorporation, or its By-laws; or (ii) any indenture, mortgage, contract, material purchase order or other agreement or instrument to which the Company is a party or by which it or its property is bound, where such violation or default would have a Material Adverse Effect; or (iii) any material order, writ, injunction or decree of any court of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including, to the Company’s knowledge, federal and state securities laws and regulations), where such violation or default would have a Material Adverse Effect, and there exists no condition, event or act that constitutes, nor which after notice, the lapse of time or both, could constitute a default under any of the foregoing, which in either case would have a Material Adverse Effect.

(k)           Taxes.  The Company has filed all tax returns that are required to be filed by it or otherwise met its disclosure obligations to the relevant agencies and all such returns are true and correct.  The Company has paid or adequately provided for all tax liabilities of the Company as reflected on such returns or which are due and payable pursuant to any assessments received by it or that it is obligated to withhold from amounts owing to any employee, creditor or third party.  The Company has properly accrued all taxes required to be accrued by GAAP consistently applied.  The tax returns of the Company have not been audited by any government or regulatory authorities within the last five years.  The Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency.

(l)            Compliance With Laws; Licenses, Etc.  Except as set forth on Schedule 2(l), the Company has not received notice of any violation of or noncompliance with any laws, ordinances, regulations and orders applicable to its business that would have a Material Adverse Effect and that has not been cured.  The Company has all material licenses and permits and other governmental certificates, authorizations and permits and approvals (collectively, “Licenses”) required by every government or regulatory body for the operation of its business as currently conducted and the use of its properties as currently used except where the failure to have such Licenses would not have a Material Adverse Effect.  The Licenses are in full force and effect and to the Company’s knowledge no violations currently exist in respect of any License and no proceeding is pending or to the knowledge of the Company threatened to revoke or limit any thereof.

(m)          Authorization of Agreement, Etc.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated by the Transaction Documents have been duly authorized by the Company’s board of directors (the “Board”) and no further consent or authorization is required by the Company, the Board or the Company’s stockholders.  The Transaction Documents, upon due execution and delivery by the Company, shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(n)           Authorization of Securities.  The issuance, sale and delivery of the Shares and the Agent’s Warrants shall, prior to the Initial Closing,  have been duly authorized by all requisite corporate action of the Company.  When so issued, sold and delivered in accordance with the Transaction Documents for the consideration set forth therein, the Shares and the Agent’s Warrants will be duly executed, issued and delivered and will constitute valid and legal obligations of the Company enforceable in accordance with their respective terms and, in each case, will not be subject to preemptive or any other similar rights of the stockholders of the Company or others which rights shall not have been waived prior to the Initial Closing.

(o)           Authorization of Reserved Shares.  The issuance, sale and delivery by the Company of the common shares issuable upon exercise of the Agent’s Warrants (the “Reserved Shares”) shall, prior to the Initial Closing, have been duly authorized by all requisite corporate action of the Company, and the Reserved Shares shall, prior to the Initial Closing, have been duly reserved for issuance upon exercise of the Agent’s Warrants and when so issued, sold, paid for and delivered for the consideration set forth in the Transaction Documents, the Reserved Shares will be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive or any other similar rights of the stockholders of the Company or others which rights shall not have been waived prior to the Initial Closing.

(p)           Exemption from Registration.  Assuming (i) the accuracy of the information provided by the respective Subscribers in the Subscription Documents and (ii) the accuracy of the representations and warranties of the Placement Agents contained herein, the offer and sale of the Shares pursuant to the terms of this Agreement are exempt from the registration requirements of the 1933 Act and the rules and regulations promulgated thereunder.  To the Company’s knowledge, the Company is not disqualified from the exemption under Regulation D by virtue of the disqualifications contained in Rule 505(b)(2)(iii) or Rule 507 promulgated thereunder.

(q)           Registration Rights.  Except as set forth in or contemplated by Schedule 2(c), no person has any right to cause the Company to effect registration under the 1933 Act of any securities of the Company.

(r)            Brokers.  Neither the Company nor any of its officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated by this Agreement other than the Placement Agents.

(s)           Application of Takeover Protections; Rights Agreement.  The Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Subscriber as a result of the transactions contemplated by this Agency Agreement, including without limitation, the Company’s issuance of the Shares and the Subscriber’s ownership of the Shares.  The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.  Notwithstanding the forgoing, the Company’s Certificate of Incorporation allows for the issuance of blank check preferred stock without the vote of its shareholders.

(t)            Right of First Refusal.  No person, firm or other business entity is a party to any agreement, contract or understanding, written or oral entitling such party to a right of first refusal with respect to offerings by the Company that shall not have been waived prior to the Initial Closing.

(u)           Consents.  Except as contemplated by this Agreement, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents.  Except as otherwise provided in the Transaction Documents, all consents, authorizations, orders, filings and registrations that the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof or shall be made prior to the first offering of securities in the applicable jurisdiction or the applicable Closing Date as required by applicable law or governmental regulation.  The Company is unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the foregoing.

(v)           No General Solicitation.  None of the Company, any of its affiliates, and any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Shares.

(w)          No Integrated Offering.  None of the Company, any of its affiliates, and any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Shares under the 1933 Act or cause the Placement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, if such integration would adversely impact the Company’s ability to complete the Placement or any subsequent registration of the Shares, provided that no representation is made with respect to any action or conduct of any of the Placement Agents or their affiliates.  None of the Company, its affiliates and any person acting on its behalf have taken any action or steps referred to in the preceding sentence that would require registration of any of the Shares under the 1933 Act or cause the Placement to be integrated with other offerings, provided that no representation is made with respect to any action or conduct of any of the Placements Agents or their affiliates.

(x)            Foreign Corrupt Practices.  Neither the Company nor any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (ii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.             Representations and Warranties of Placement Agents.  Each Placement Agent represents and warrants as follows:

(a)           The Placement Agent is duly organized, validly existing and in good standing as a limited partnership or other legal entity under the laws of the state of its formation with full and adequate power and authority to enter into and perform this Agreement.

(b)           In offering the Shares, the Placement Agent shall deliver on behalf of the Company (or direct the Company to deliver) to each prospective purchaser, prior to the Company’s acceptance of any subscription from such prospective purchaser, the Memorandum, a Subscription Agreement and the other Offering Documents.  The Placement Agent will not provide any written materials to the prospective purchasers other than those materials approved by the Company and will not engage in a general solicitation or employ general advertising in connection with the Offering.

(c)           The Placement Agent shall use its reasonable efforts to assist the Company in conducting the Offering in material compliance with applicable federal and state securities laws so as to preserve the exemption provided in Section 4(2) of the 1933 Act and any applicable rules or regulations promulgated thereunder or under such state securities laws.  The Placement Agent shall solicit subscriptions only from persons who the Placement Agent has reasonable grounds to believe are “accredited investors” (as defined in Regulation D under the 1933 Act).  The final acceptance of any subscription shall be made only after the Company has reviewed the Subscription Agreement and determined that the prospective investor is an “accredited investor.”  The determination of whether a prospective investor is “accredited” shall be made by the Company promptly after the Company is presented with a Subscription Agreement with respect to any such prospective investor.  The determination of whether investors are “accredited investors” shall remain, at all times, solely the responsibility of the Company.

(d)           The Placement Agent is, and at the Closing will be, (i) a securities broker-dealer registered with the SEC and any jurisdiction where broker-dealer registration is required in order for the Company to sell the Securities in such jurisdiction and (ii) a member in good standing of the NASD.

(e)           There is no action, claim, proceeding, or investigation by or before the SEC or NASD pending against the Placement Agent.

4.             Closing; Placement and Fees.

(a)           Closing of the Placement.  Provided the Minimum Offering shall have been subscribed for and funds representing the sale thereof shall have cleared, the Initial Closing of the Placement shall take place at the offices of Commonwealth, 830 Third Avenue, New York, New York no later than the Termination Date, which closing date may be accelerated or adjourned by agreement between the Company and Commonwealth (the “Closing Date”).  In addition, subsequent closings of the Placement (if applicable) may be scheduled at the discretion of the Company and Commonwealth at any time until three (3) business days following the Termination Date, each of which shall be deemed a “Closing” hereunder. At each Closing, payment for the Shares issued and sold by the Company shall be made against delivery of the Shares.  At each Closing, the Placement Agents shall deliver to the Company an amount (the “Net Closing Proceeds”) equal to (x) the aggregate dollar amount of subscriptions for Shares which are the subject of the Closing (which, in the case of the Initial Closing, shall not be less than the amount of the Minimum Offering) less (y) the sum of (i) the Cash Commission (as defined in Section 4(d), below), and (ii) fees and expenses of the Placement Agents then payable by the Company pursuant to the terms of Section 4(d) below (with respect to each Closing, such sum being the “Placement Agent Payment”).  The Placement Agent shall deliver the Net Closing Proceeds to the Company either by (i) certified check of the Escrow Agent drawn on the Escrow Account and payable to the Company; or (ii) by wire transfer from the Escrow Account to the account of the Company designated herein.  Prior to any Closing, the Company shall execute and deliver to counsel for the Placement Agents a receipt (the “Receipt”) in the form of Exhibit A hereto.  The Receipt shall be held in escrow by counsel for the Placement Agents until either (i) the Placement Agents deliver to the Company a certified check of the Escrow Agent as provided for above, or (ii) the Company receives telephonic confirmation by the Escrow Agent that the Net Closing Proceeds have been wired to the Company by the Escrow Agent, at which time the Receipt shall be released.  Concurrent with the release of the Receipt to the Placement Agent, the Escrow Agent shall transfer the relevant Placement Agent Payment from the Escrow Account to the Placement Agents as directed by Commonwealth.

(b)           Conditions to Placement Agents’ Obligations.  The obligations of the Placement Agents hereunder with respect to the Placement will be subject to the accuracy of the representations and warranties of the Company herein contained as of the date hereof and as of each Closing, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(i)            Due Qualification or Exemption.  (A) The Placement will become qualified or be exempt from qualification under the securities laws of the several states pursuant to Section 3(c) below not later than the Closing Date, subject to any filings to be made thereafter and (B) at the Closing Date no stop order suspending the sale of  the Shares shall have been issued, and no proceeding for that purpose shall have been initiated or threatened;

(ii)           No Material Misstatements.  Neither the Blue Sky qualification materials nor the Offering Documents, nor any supplement thereto, will contain any untrue statement of a material fact or omit to state a fact which is material and is required to be stated therein, or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(iii)          Compliance with Agreements.  The Company will have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to each Closing;

(iv)          Corporate Action.  The Company will have taken all necessary corporate action, including, without limitation, obtaining the approval of the Board, for the execution and delivery of this Agreement and the other Transaction Documents required to be entered into at or prior to such Closing, the performance by the Company of its obligations hereunder and thereunder and the Placement;

(v)           Opinion of Counsel.  The Placement Agents shall receive the opinion of Foley & Lardner, LLP, counsel to the Company, dated the Closing(s), substantially in the form set forth as Exhibit B.

(vi)          Officers’ Certificate.  The Placement Agents shall receive a certificate of the Company, signed by the Chief Executive Officer and Chief Financial Officer

thereof, that (a) the representations and warranties contained in Section 2 hereof are true and accurate in all material respects as of the Closing, (b) the Company has no more than 470,000,000 shares of  Common Stock outstanding on a fully-diluted basis and options and warrants to purchase an additional                               shares of Common Stock outstanding, and (c) except as set forth in the Financial Statements, the Company has no outstanding indebtedness other than accounts payable and capital lease obligations incurred in the ordinary course of business.

(vii)         Due Diligence.  The Placement Agents shall have completed and been satisfied with the results of its due diligence investigation of the Company, including, without limitation, the Company’s financial statements, expense budgets, business prospects, capital structure and contractual arrangements.

(viii)        Recapitalization.  All outstanding convertible securities of the Company, including its Series D Convertible Preferred Stock (the “Series D Preferred”) and Series E Convertible Preferred Stock (the “Series E Preferred”), shall have been converted into Common Stock in accordance with their respective terms and all outstanding warrants issued in connection with the Series D Preferred financing, shall have been exercised into shares of Common Stock in accordance with their respective terms (including any cashless exercise provisions).

(ix)           Fund Escrow Agreement.  Commonwealth shall have received a duly executed copy of an escrow agreement in the form previously delivered to the Company regarding the deposit of funds pending the closing(s) of the Placement with a bank or trust company  acceptable to the Placement Agents (the “Fund Escrow Agreement”).

(x)            Lock-Up Agreements.  Commonwealth shall have received duly executed copies of agreements from each of the Company’s officers, Board members and controlling shareholders restricting the transfer of any Company securities held by such persons until the Shares and Agent’s Warrants have been registered for resale under the 1933 Act.

(c)           Blue Sky.  Counsel to the Placement Agents will prepare and file the necessary documents so that offers and sales of the securities to be offered in the Placement may be made in certain jurisdictions.  It is understood that such filings may be based on or rely upon: (i) the representations of each Subscriber set forth in the Subscription Agreement delivered by such Subscriber; (ii) the representations, warranties and agreements of the Company set forth in Section 2 of this Agreement; and (iii) the representations of the Company set forth in the certificate to be delivered at each closing pursuant to paragraph (vi) of Section 4(b). Counsel to the Placement Agents shall advise the Company as to which jurisdictions offers and sales of the Shares have been made.

(d)           Placement Fee and Expenses.

(i)            Placement.  Simultaneously with payment for and delivery of the Shares at each Closing, the Company shall (A) pay to the Placement Agents a cash fee equal to 7.5% of the gross proceeds of the Shares sold (the “Cash Commission”) and (B) issue to the Placement Agents and their respective designees five-year warrants (the “Agent’s Warrants”) to purchase that number of shares of Common Stock as equals 5% of the Shares sold in the Placement at an exercise price equal to the Purchase Price. The Company shall also, upon presentation of appropriate receipts and invoices, reimburse the Placement Agents for its accountable expenses, including legal fees as provided in Section 5(b). The Company shall also pay all expenses in connection with the qualification of the Shares under the securities or Blue Sky laws of the states which the Placement Agent shall designate, including reasonable legal fees, filing fees and disbursements of Placement Agent’s counsel in connection with such Blue Sky matters as provided in Section 5(e).

(ii)           Interest.   In the event that for any reason the Company shall fail to pay to the Placement Agents all or any portion of the fees payable hereunder when due, interest shall accrue and be payable on the unpaid cash balance due hereunder from the date when first due through and including the date when actually collected by the Placement Agent, at a rate equal to the prime rate of Citibank, N.A., in New York, New York, computed on a daily basis and adjusted as announced from time to time.

(e)           Bring-Down Opinions and Certificates.  If there is more than one Closing, then at each such Closing there shall be delivered to the Placement Agents updated opinions and certificates as described in (v) and (vi) of Section 4(b) above, respectively.

(f)            No Adverse Changes.  There shall not have occurred, at any time prior to the applicable Closing (i) any domestic or international event, act or occurrence that has materially disrupted, or in the Placement Agents’ reasonable good faith opinion will in the immediate future materially disrupt, the securities markets; (ii) a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange, the Nasdaq Stock Market or the American Stock Exchange; (iii) any outbreak of major hostilities or other national or international calamity; (iv) any banking moratorium declared by a state or federal authority of the United States; (v) any moratorium declared in foreign exchange trading by major international banks or other persons; (vi) any material interruption in the mail service or other means of communication within the United States; (vii) any material adverse change in the business, properties, assets, results of operations, or financial condition of the Company; or (viii) any change in the market for securities in general or in political, financial, or economic conditions which, in the Placement Agents’ reasonable judgment, makes it inadvisable to proceed with the Placement.

5.             Covenants of the Company.

(a)           Use of Proceeds.  The net proceeds of the Placement will be used by the Company substantially as set forth in the Memorandum. The Company shall not use any of the proceeds from the Placement to repay any indebtedness of the Company (other than trade payables in the ordinary course).

(b)           Expenses of Offering.  The Company shall be responsible for, and shall bear all expenses directly incurred in connection with, the Placement, including, but not limited to, (A) legal fees of the Company’s counsel relating to the costs of preparing the Offering Documents and all amendments, supplements and exhibits thereto and preparing and delivering all Placement Agent and selling documents, the Share certificates and the Agent’s Warrants; and

(B) blue sky fees, filing fees and the reasonable fees and disbursements of Placement Agents’ counsel in connection with blue sky matters (the “Company Expenses”). The Company shall also be responsible for its own expenses incurred in connection with the Placement, including, without limitation, legal and accounting fees and travel and lodging expenses in connection with the roadshow or other investor presentations, and shall also be responsible for all printing expenses for the Memorandum and other supporting documents. In addition, the Company shall reimburse the Placement Agents, upon presentation of appropriate receipts or invoices, for their reasonable out-of-pocket expenses incurred in connection with the Placement, including, without limitation, the Placement Agents’ mailing, printing, copying, telephone, travel, background searches, due diligence investigations, legal and consulting fees or other similar expenses (the “Placement Agent Expenses”).

(c)           Break-Up Fee.  If the Placement is not completed prior to the Termination Date because the Company decides not to proceed with the Placement for any reason, and the Placement Agents then provide written evidence that they have commitments from Subscribers for the Minimum Offering at a Purchase Price of not less than $0.15 per share, the Company shall pay to Commonwealth as liquidated damages and the Placement Agents’ exclusive remedy: (i) the Placement Agent Expenses (in addition to the Company Expenses for which the Company shall in all events remain liable), plus (ii) a final advisory and structuring fee of $250,000.

(d)           Notification.  The Company shall notify Commonwealth immediately, and in writing, (i) when any event shall have occurred during the period commencing on the date hereof and ending on the later of the last Closing or the Termination Date as a result of which the Offering Documents would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) of the receipt by the Company of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification or registration of the Shares, or of any exemption from such registration or qualification, in any jurisdiction, as applicable.  The Company will use its best efforts to prevent the issuance of any such modification, rescission, withdrawal or suspension and, if any such modification, rescission, withdrawal or suspension is issued and Commonwealth so requests, to obtain the lifting thereof as promptly as possible.

(e)           Blue Sky.  The Company will use its best efforts to assist the Placement Agents to qualify or register the Shares for offering and sale under, or establish an exemption from such qualification or registration under, the securities or “blue sky” laws of such jurisdictions as the Company may reasonably request; provided however, that the Company will not be obligated to qualify as a dealer in securities in any jurisdiction in which it is not so qualified.  The Company will not consummate any sale of the Shares in any jurisdiction in which it is not so qualified or in any manner in which such sale may not be lawfully made.

(f)            Form D Filing.  The Company shall file five copies of a Notice of Sales of Securities on Form D with the SEC no later than 15 days after the first issuance of the Shares.  The Company shall file promptly such amendments to such Notices on Form D as shall become necessary and shall also comply with any filing requirement imposed by the laws of any state or jurisdiction in which offers and sales are made.  The Company shall furnish the Placement Agent with copies of all such filings.

(g)           Press Releases, Etc.  Except as required by applicable law or the Rules or Regulations of the SEC, the Company shall not, during the period commencing on the date hereof and ending on the later of the last Closing or Termination Date, issue any press release or other communication, or hold any press conference with respect to the Company, its financial condition, results of operations, business, properties, assets, or liabilities, without the prior consent of Commonwealth, which consent shall not be unreasonably withheld, conditioned or delayed.  Furthermore, except as required by applicable law or the Rules or Regulations of the SEC, the Company shall not at any time include information with respect to the Placement or use the Placement Agents’ names in any press release, advertisement or on any website maintained by the Company without the prior written consent of such Placement Agent, which consent, with respect to information regarding the Placement only, shall not be unreasonably withheld.

(h)           Resale Registration.  The Company shall file a registration statement with the SEC covering the resale of the Shares and the shares underlying the Agent’s Warrants within three months after the final Closing and shall use its best efforts to cause such registration statement to become effective within six months after the final Closing.  The penalty provisions for failure by the Company to effect the registration within such timeframe, as well as the Subscribers’ “piggy-back” registration rights, are more particularly set forth in the Subscription Agreement, all of which registration provisions are incorporated by reference herein.

(i)            Transmittal Letters.  Within five (5) business days after each Closing, the Placement Agent shall receive copies of all letters from the Company to the Subscribers transmitting the Shares sold in the Placement and shall receive a letter from the Company confirming transmittal of such securities to the Subscribers.

6.             Indemnification.

(a)           The Company agrees to indemnify and hold harmless the Placement Agent and each Selected Dealer, if any, and their respective shareholders, directors, officers, agents and controlling persons (a “Placement Agent Indemnified Party”) against any and all loss, liability, claim, damage and expense whatsoever (and all actions in respect thereof), and to reimburse the Placement Agent for reasonable legal fees and related expenses as incurred (including, but not limited to the costs of investigating, preparing or defending any such action or claim whether or not in connection with litigation in which the Placement Agent is a party and the costs of giving testimony or furnishing documents in response to a subpoena or otherwise), arising out of (i) any untrue statement or alleged untrue statement of a material fact contained in the Transaction Documents or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided, however, that the Company shall not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement of a material fact or alleged untrue statement or a material fact provided by the Placement Agent in writing to the Company specifically for use in the Transaction Documents), (ii) any violation by the Company of the federal securities laws or the securities laws of any states, or otherwise arising out of the Placement Agent’s engagement hereunder, except to the extent arising out of the provision clause (i) or bad faith, gross negligence or willful misconduct of the Placement Agent or any Indemnified Party, or (iii) any breach by the Company of  any of its representations, warranties or covenants contained in this Agency Agreement subject to the limitations of Section 5(c).

(b)           The Placement Agent agrees to indemnify and hold harmless the Company, the Company’s directors, officers, employees, counsel, advisors, representatives and agents and controlling persons within the meaning of the 1933 Act (a “Company Indemnified Party”) and each and all of them, to the same extent as set forth in Section 5(a) of the foregoing indemnity from the Company to the Placement Agent, but only with reference to (i) any breach by the Placement Agent of any representations and warranties set forth in Section 4, and (ii) information, relating solely to the Placement Agent, furnished in writing to the Company by the Placement Agent specifically for inclusion in the Offering Documents and only to the extent that any losses, claims, damages, and liabilities in respect of which indemnification is claimed are financially judicially determined to have resulted primarily and directly from the bad faith or willful misconduct of the Placement Agent.

(c)           Promptly after receipt by a person entitled to indemnification pursuant to subsection (a) or (b) (and “Indemnified Party”) of this Section of notice of the commencement of any action, the Indemnified Party will, if a claim in respect thereof is to be made against a person granting indemnification (an “Indemnifying Party”) under this Section, notify in writing the Indemnifying Party of the commencement thereof, but the omission so to notify the Indemnifying Party will not relieve it from any liability (i) except to the extent the Indemnifying Party has been prejudiced by the failure to receive such notice or (ii) which it may have to the Indemnified Party otherwise in this Section.  In case any such action is brought against an Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate in, and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Indemnifying Party to the Indemnified Party of it election so to assume the defense thereof, the Indemnifying Party will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.  The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party if the Indemnifying Party has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Party; provided that the fees and expenses of such counsel shall be at the expense of the Indemnifying Party if (i) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party or (ii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party or Parties and the Indemnifying Party and, in the reasonable judgment of counsel to the Indemnified Party, there would be a conflict of interest in the joint representation of the Indemnifying Party and the Indemnified Party in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party or Parties, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the general obligations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the Indemnified Party or Parties (plus local counsel).  No settlement, compromise, consent to entry of judgment or other termination of any action

(collectively, “Terminations”) in respect of which an Indemnified Party may seek indemnification hereunder (whether or not any such Indemnified Party is a party thereto) shall be made without the prior written consent of the Indemnified Party so affected unless the terms of such Termination includes a full release of such Indemnified Party.

7.             Contribution.

To provide for just and equitable contribution, if (i) an Indemnified Party makes a claim for indemnification pursuant to Section 6 of this Agreement but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any Indemnified or Indemnifying party seeks contribution under the 1933 Act, the 1934 Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any Company Indemnified Party), on the one hand, and the Placement Agent and any Selected Dealers (including for this purpose any contribution by or on behalf of a Placement Agent Indemnified Party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent and the Selected Dealers, on the other hand; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Placement Agent and the Selected Dealers in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered.  In no case shall the Placement Agent or a Selected Dealer be responsible for a portion of the contribution obligation in excess of the compensation received by it pursuant to Section 4 hereof or the Selected Dealer Agreement, as the case may be.  No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.  For purposes of this Section 7, each person, if any, who controls the Placement Agent or a Selected Dealer within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act and each officer, director, stockholder, employee and agent of the Placement Agent or a Selected Dealer, shall have the same rights to contribution as the Placement Agent or the Selected Dealer, and each person, if any who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act and each officer, director, employee and agent of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 7.  Anything in this Section 7 to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent.  This Section 7 is intended to supersede any right to contribution under the 1933 Act, the 1934 Act, or otherwise.

8.             Miscellaneous.

(a)           Survival.  Any termination of the Placement in accordance with the terms of this Agreement without consummation thereof shall be without obligation on the part of any party except that the indemnification provided in Section 6 hereof and the contribution provided in Section 7 hereof shall survive any termination and shall survive the later of the final Closing of the Placement or the Termination Date for a period of two years.

(b)           Representations, Warranties and Covenants to Survive Delivery.  The respective representations, warranties, indemnities, agreements, covenants and other statements as of the date hereof shall survive execution of this Agreement and delivery of the Shares and the termination of this Agreement for a period of two years after such respective event.

(c)           No Other Beneficiaries.  Except as expressly contemplated herein, this Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and no other person, firm or corporation shall have any third-party beneficiary or other rights hereunder.

(d)           Governing Law; Resolution of Disputes.  This Agreement shall be governed by and construed in accordance with the law of the State of New York without regard to conflict of law provisions.  The Placement Agent and the Company will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation.  Should such attempts fail, then the dispute will be mediated by a mutually acceptable mediator to be chosen by the Placement Agent and the Company within 15 days after written notice from either party demanding mediation.  Neither party may unreasonably withhold consent to the selection of a mediator, and the parties will share the costs of the mediation equally.  Any dispute which the parties cannot resolve through negotiation or mediation within six months of the date of the initial demand for it by one of the parties may then be submitted to the courts for resolution, in which event each of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the Southern District of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The use of mediation will not be construed under the doctrine of laches, waiver or estoppel to affect adversely the rights of either party.  Nothing in this paragraph will prevent either party from resorting to judicial proceedings if (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (b) interim relief from a court is necessary to prevent serious and irreparable injury.

(e)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a signature delivered by facsimile transmission or by electronic mail in the form of a PDF file shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original manually executed signature.

(f)            Notices.  Any communications specifically required hereunder to be in writing, if sent to the Placement Agent, will be sent by overnight courier providing a receipt of delivery or by certified or registered mail to it at Commonwealth Associates, 830 Third Avenue, New York, New York  10022, Att: Carl Kleidman, with a copy to Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, Att: Fran Stoller and if sent to the Company, will be  sent by overnight courier providing a receipt of delivery or by certified or registered mail to it at Averion International Corp., 4 California Avenue, Framingham, Massachusetts 01701, Att:

Philip Lavin, with a copy to Foley & Lardner, LLP, 402 West Broadway, Suite 2300, San Diego, California 92101, Att: Kenneth Polin.

(g)           Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the matters herein referred and supersedes all prior agreements and understandings, written and oral, between the parties with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived or terminated orally, except by an instrument in writing signed by the party against which enforcement of the change, waiver or termination is sought.

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If you find the foregoing is in accordance with our understanding, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us.

Very truly yours,

AVERION INTERNATIONAL CORP.

By:	/s/ Dr. Philip T. Lavin
Name: Dr. Philip T. Lavin
Title: Chief Executive Officer

Agreed:  COMMONWEALTH ASSOCIATES, L.P.

By:	Commonwealth Associates Management Company, Inc.

By:	/s/ Robert O’Sullivan
Name: Robert O’Sullivan
Title: President